Exhibit 10.56

September 20, 2007

Mr. J. Bennett Johnston, Jr.
1317 Merrie Ridge Road
McLean, Virginia  22101

Dear Mr. Johnston:

Supplemental Agreement Providing an Extension to the
Consulting Agreement of January 7, 1997

This Supplemental Agreement refers to the consulting agreement of January 7, 1997 (The "Consulting Agreement") with the undersigned, FM Services Company (The "Company"), with respect to your performance of consulting services for FM Services and its subsidiaries and affiliates (collectively with FM Services, the "Freeport Entities").

By way of this Supplemental Agreement, the Company would like to extend your Consulting Agreement from January 1, 2008 through December 31, 2008.

Please confirm that the foregoing correctly sets forth your understanding with respect to this matter by signing both originals of this Supplemental Agreement and returning one to me.

Very truly yours,

/s/ Richard C. Adkerson

Richard C. Adkerson
Chairman of the Board
FM Services Company

AGREED TO AND ACCEPTED

BY:           /s/ J. Bennett Johnston, Jr.
J. Bennett Johnston, Jr.

DATE:                      October 1, 2007